UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 19, 2006, the Compensation Committee of the Board of Directors approved the annual incentive bonus program (the “Program”) for its executive officers for fiscal year 2007. Under the Program, executive officers may earn cash bonus awards based on the Company's achievement of earnings per share goals and, in some cases, the achievement of operating segment profit and the participant's achievement of designated critical tasks. The target bonus amounts are expressed as a percentage of base salary (80% for the chief executive officer and a range of 35%-55% for the other executive officers). Payments under the Program will be determined by the Compensation Committee based on actual performance relative to Company goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2006

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson

Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer